POWER OF ATTORNEY

Each of the undersigned, being a Trustee and/or officer of Pear Tree Funds (the “Trust”), hereby constitute and appoint Willard L. Umphrey, Leon Okurowski and Lori Wessels, and each of them acting singly, to be his true, sufficient and lawful attorneys, with full power to each of said attorneys and each of said attorneys acting singly, to sign for him, in his name and the capacities indicated below, (a) any Registration Statement of the Trust on Form N-1A, Form N-14, or any other applicable registration form under the Investment Company Act of 1940, as amended  (the “1940 Act”), and/or under the Securities Act of 1933, as amended (the “1933 Act”), and any and all amendments thereto filed by the Trust, (b) any application, notice or other filings of the Trust with the Securities and Exchange Commission, and (c) any and all other documents and papers relating thereto, and generally to do all such things in his name and on behalf of him in the capacities indicated to enable the Trust to comply with the 1940 Act and the 1933 Act, and the rules adopted thereunder, hereby ratifying and confirming his signature as it may be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

IN WITNESS WHEREOF, each of the undersigned has hereunder set his hand on this 30th day of October 2014.

/s/ Robert M. Armstrong Robert M. Armstrong	/s/ Clinton S. Marshall Clinton S. Marshall
/s/ John M. Bulbrook John M. Bulbrook	/s/ Leon Okurowski Leon Okurowski
/s/ Willard L. Umphrey Willard L. Umphrey	/s/ Lori Wessels Lori Wessels
/s/ William H. Dunlap William H. Dunlap